UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements give effect to the Business Combination of Chugach Electric Association, Inc. (“Chugach”) and Municipal Light & Power (“ML&P”). The historical financial information has been adjusted in these unaudited pro forma condensed consolidated financial statements to give effect to pro forma events that are (1) directly attributable to the Business Combination and the related financing transaction, (2) factually supportable, and (3) with respect to the statements of operations, expected to have a continuing impact on the post-combination company.

Unaudited Pro Forma

Condensed Consolidated Balance Sheet

As of September 30, 2020

	Chugach Electric Association, Inc.	Municipal Light & Power	Pro Forma Adjustments	Combined Pro Forma	Note Ref.
ASSETS
Net utility plant	$702,193,797	$867,299,345	$(169,199,321)	$1,429,189,677	3b
			33,985,330		3f
			(5,089,474)		4a
Other property and investments	11,778,526	113,699,178	(1,330,421)	63,950,188	3c
			(51,197,095)		4b
			(9,000,000)		4j
Current assets
Cash and cash equivalents	3,438,865	33,958,859	1,330,421	46,678,426	3c
			(33,958,859)		4c
			41,909,140		4d
Restricted cash and cash equivalents	500,376	0	0	500,376
Accounts receivable, net	26,087,945	13,051,350	0	39,139,295
Inventory	35,797,938	29,120,977	0	64,918,915
Prepayments and other assets	4,759,348	3,912,311	0	8,671,659
Total current assets	70,584,472	80,043,497	9,280,702	159,908,671
Other long-term assets	56,325,132	7,360,295	(645,196)	98,647,183	3a
			(2,043,048)		3e
			(4,750,000)		4l
			42,400,000		4l
TOTAL ASSETS	$840,881,927	$1,068,402,315	$(157,588,523)	$1,751,695,719

(Continued)

Unaudited Pro Forma

Condensed Consolidated Balance Sheet (continued)

As of September 30, 2020

	Chugach Electric Association Inc.	Municipal Light & Power	Pro Forma Adjustments	Combined Pro Forma	Note Ref.
LIABILITIES, EQUITIES AND MARGINS
Equities and margins
Memberships	$1,797,622	$0	$0	$1,797,622
Patronage capital	179,804,924	0	(3,709,107)	176,095,817	4k
Other	15,372,809	0	0	15,372,809
Total equities and margins	196,975,355	0	(3,709,107)	193,266,248
Current liabilities
Current portion of long-term obligations	24,175,424	8,075,000	(8,075,000)	42,175,424	4e
			18,000,000		4f
Accounts payable and accrued expenses	27,743,359	16,753,281	(213,194)	44,283,446	4g
Other current liabilities	68,309,885	1,330,421	0	69,640,306
Total current liabilities	120,228,668	26,158,702	9,711,806	156,099,176
Non-current liabilities
Long-term obligations, excluding current portion	429,683,330	299,700,000	(299,700,000)	1,202,683,330	4e
			773,000,000		4f
Unamortized debt issuance costs	(2,638,644)	14,987,842	(2,043,048)	(6,167,052)	3e
			(12,944,794)		4e
			(3,528,408)		4m
Notes payable	27,816,000	191,900,000	(191,900,000)	27,816,000	4e
Operating & financing lease liabilities	605,371	0	0	605,371	4h
Deferred credits	875,250	0	45,870,840	46,746,090	3g, 4j
Cost of removal obligation	65,078,892	25,130,178	33,985,330	124,194,400	3f
Other non-current liabilities	2,257,705	14,541,717	(10,347,267)	6,452,155	3a, 4i
Total non-current liabilities	523,677,904	546,259,737	332,392,653	1,402,330,294
Deferred inflows of resources	0	189,002,420	(932,259)	0	3a
			(169,199,321)		3b
			(18,870,870)		3g
Total net position	0	306,981,456	(306,981,456)	0	4h
TOTAL LIABILITIES, EQUITIES AND MARGINS	$840,881,927	$1,068,402,315	$(157,588,523)	$1,751,695,719

See accompanying notes to pro forma financial statements.

Unaudited Pro Forma

Condensed Consolidated Statements of Operations

For the Nine Months Ended September 30, 2020

	Chugach Electric Association, Inc.	Municipal Light & Power	Pro Forma Adjustments	Combined Pro Forma	Note Ref.

Operating revenue	$156,951,285	$108,295,764	$0	$265,247,049
Operating expenses
Production	72,732,180	40,456,463	1,884,350	115,072,993	4r
Transmission	5,153,979	1,400,701	0	6,554,680
Distribution	12,254,227	11,600,182	0	23,854,409
Customer service and sales	5,391,441	2,691,328	0	8,082,769
Administrative, general and other	18,245,094	8,435,385	7,644,688	38,299,926	3d
			458,782		3e
			4,750,000		4s
			(1,234,023)		4p
Depreciation and amortization	23,969,958	20,800,485	(173,522)	44,770,443	4q
Total operating expenses	$137,746,879	$85,384,544	$13,330,275	$236,461,698
Interest expense, net	16,309,073	13,720,736	(1,813,410)	34,358,238	3e
			(10,253,831)		4n
			16,395,670		4o
Net operating margins	$2,895,333	$9,190,484	$(17,658,704)	$(5,572,887)
Nonoperating margins	324,189	(1,530,947)	7,644,,688	5,083,302	3d
			458,782		3e
			(1,813,410)		3e
Assignable margins	$3,219,522	$7,659,537	$(11,368,644)	$(489,585)

See accompanying notes to pro forma financial statements.

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

1.      PRESENTATION OF FINANCIAL INFORMATION

The accompanying unaudited pro forma financial statements include the accounts of Chugach Electric Association, Inc. (“Chugach”) and have been prepared in accordance with generally accepted accounting principles for pro forma financial information. Accordingly, they do not include all of the information and footnotes required by United States of America generally accepted accounting principles (“GAAP”) for complete financial statements. They should be read in conjunction with Chugach’s audited financial statements for the year ended December 31, 2019, filed as part of Chugach’s annual report on Form 10-K. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results of operations for interim periods are not necessarily indicative of the results that may be expected for an entire year or any other period.

2.      ML&P ACQUISITION

In December 2017, the Mayor of Anchorage, Alaska, announced plans to place a proposition on the April 3, 2018 municipal ballot allowing the voters to authorize the sale of Municipal Light & Power (“ML&P”) to Chugach. The proposition was approved by Anchorage voters 65.08% to 34.92% per the certified election results. Chugach and the Municipality of Anchorage, Alaska (“MOA”) negotiated final sales agreements and associated documents. The sale of ML&P was approved by the Anchorage Assembly on December 4, 2018 and the Chugach Board of Directors gave its final approval on December 19, 2018.

On December 28, 2018, Chugach entered into the Asset Purchase and Sale Agreement (“APA”) with the MOA to acquire substantially all of the assets, and certain specified liabilities of ML&P, subject to approval by the RCA. On December 28, 2018, Chugach also entered into an Eklutna Power Purchase Agreement (“PPA Agreement”), a Payment in Lieu of Taxes Agreement (“PILT Agreement”), and a BRU Fuel Agreement (“Ancillary Agreements”) with the MOA.

During the first week of April 2019, pursuant to the APA, Chugach and the MOA jointly submitted applications to amend their respective Certificates of Public Convenience and Necessity(“CPCN”) to permit Chugach to provide electric service in ML&P’s legacy service territory. The Regulatory Commission of Alaska (“RCA”) accepted the filing as complete on April 18, 2019, and a procedural conference was held on April 22, 2019. On May 8, 2019, the RCA issued an order indicating that a final order in the case was expected by November 19, 2019. In addition, the RCA granted the petitions to intervene filed by Matanuska Electric Association, Inc. (“MEA”); Providence Health and Services (“Providence”); Golden Valley Electric Association, Inc. (“GVEA”); the Federal Executive Agencies (“FEA”); and Homer Electric Association, Inc. (“HEA”) / Alaska Electric and Energy Cooperative, Inc. Hearings on the acquisition were held in August and September 2019. On October 1, 2019, all parties agreed to an extension for the RCA final order in the case to February 17, 2020. The statutory timeline for issuance of a final order and to rule on the Stipulations was extended to February 28, 2020. On February 27, 2020, the RCA issued an order extending the statutory timeline and extended the time to consider the Stipulation to May 28, 2020. The RCA issued an order on May 28, 2020, accepting the Stipulations and approved the acquisition of ML&P subject to certain conditions. The conditions included required filings within 90 days of the Order date for: 1) unified fuel and purchased power rates, and 2) the gas transfer price for natural gas from the Beluga River Unit (“BRU”). Additionally, the RCA

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

required Chugach to form a tight Power Pooling Agreement with MEA.

In June 2019, Chugach and GVEA entered into a Memorandum of Understanding (“MOU”) in which Chugach agreed to provide GVEA non-firm energy, wheeling and ancillary services for a 3-year period under terms and conditions consistent with its operating tariff, and will make available 5 MW of Bradley Lake capacity to GVEA for a 5-year period. Excluding fuel, the MOU is expected to provide over $10 million of additional revenue to the Chugach system over the term of the agreement. GVEA withdrew its petition to intervene regarding the ML&P acquisition.

Pursuant to the original APA, upon closing, Chugach transferred the purchase price of $767.8 million less the estimated accrued leave liability and the estimated net book value of designated excluded assets. The APA also includes terms for post-closing purchase price adjustments. In September 2019, Chugach entered into APA Amendment No. 1, which provided that the purchase price shall reflect net book value of ML&P assets at closing and amended related definitions. In October 2019, Chugach entered into APA Amendment No. 2 extending the termination date of the APA from June 30, 2020, to September 30, 2020, and recognizing Eklutna Transmission Assets as acquired assets in recognition of the fulfillment of a condition in the original APA. Additionally, a stipulation was filed with and subsequently accepted by the RCA, which included a commitment from Chugach to establish a $19.0 regulatory asset that would amortize and be recovered over a three-year period immediately following acquisition close. On July 9, 2020, Chugach entered into APA Amendment No. 3 addressing the RCA’s conditions which removed provisions regarding Chugach’s commitment not to raise base rates as a result of the acquisition, extended the time to close from 120 days to 160 days after RCA approval, removed references to the BRU Fuel Agreement, required the MOA to provide certain copies of easements, reduced the upfront payment to the MOA by $10.0 million, eliminated any upward price adjustment if ML&P’s net book value of the purchased assets is greater than $715.4 million at closing, recognized a $36.0 million rate reduction account to be funded by the MOA for the benefit of ML&P legacy customers, and extended the APA termination date to October 31, 2020.

The Eklutna PPA, which became effective upon closing, provides for the purchase of all or a portion of ML&P’s share of generation from the Eklutna Hydroelectric Project by Chugach from MOA for a period of 35 years at specified fixed prices each year. In September 2019, Chugach entered into PPA Amendment No. 1, which defines the Eklutna PPA as a wholesale power agreement. In October 2019, Chugach entered into PPA Amendment No. 2 to recognize changes to the dispute resolution procedures. On July 9, 2020, Chugach entered into PPA Amendment No. 3 which recognizes Chugach’s right to set-off payments to the extent the MOA does not fulfill its obligations required in the Stipulation and removes references indicating the PPA is a power purchase agreement under Alaska statute.

The PILT Agreement, which became effective upon closing, provides for Chugach to make annual payments in lieu of taxes to the MOA for a period of 50 years based on current millage rates and the adjusted book value of property for ML&P’s service territory in existence at the closing as adjusted each year. The PILT Agreement also provides that until December 31, 2033, Chugach shall only collect amounts associated with those annual PILT payments from retail customers in the legacy ML&P territory. Thereafter, the annual PILT payments shall be collected from all Chugach retail customers. In September 2019, Chugach entered into PILT Amendment No. 1 to revise the calculation of PILT to make it consistent with the APA Amendment No. 1. In October 2019, Chugach entered into PILT Amendment No. 2 to remove Chugach’s obligation in certain regulatory

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

or bankruptcy proceedings to support and stipulate to the fact that the payments in lieu of taxes are a tax obligation and should be given appropriate priority status based on that fact. On July 9, 2020, Chugach entered into PILT Amendment No. 3, which requires that beginning no later than January 1, 2024, costs incurred by Chugach as a result of the PILT Agreement shall be recovered through base rates charged to all Chugach customers.

On September 30, 2020, Chugach submitted a request to the RCA to temporarily suspend its participation in the Simplified Rate Filing (“SRF”) process pending the completion of a general rate case. Chugach has committed and the RCA affirmed that Chugach will file its first general rate case following the acquisition of ML&P by December 31, 2023. Chugach is planning to request RCA approval to re-enter the SRF process after completion of the rate case.

On October 26, 2020, Chugach issued $275,000,000 of First Mortgage Bonds, 2020 Series A, due October 15, 2039 (Tranche A) and $525,000,000 of First Mortgage Bonds, 2020 Series A, due October 15, 2050 (Tranche B), for the purpose of funding the acquisition of certain assets of ML&P from the MOA (“Acquisition”), fund transaction costs relating to the Acquisition, refinance unsecured indebtedness issued to fund costs associated with the Acquisition or reimburse Chugach for other funds applied in connection therewith.

The 2020 Series A Bonds (Tranche A) will mature on October 30, 2039, and will bear interest at 2.38% per annum. Interest will be paid each April 30 and October 30, commencing on April 30, 2021. The 2020 Series A Bonds (Tranche B) will mature on October 30, 2050, and will bear interest at 2.91% per annum. Interest will be paid each April 30 and October 30, commencing on April 30, 2021. The 2020 Series A Bonds (Tranche A) will pay principal on an annual basis beginning on April 30, 2025. The 2020 Series A Bonds (Tranche B) will pay principal between April 30, 2021 and October 30, 2030, and between April 30, 2036 and October 30, 2050. The bonds are secured, equally and ratably with all other obligations outstanding under the Second and Amended Restated Indenture of Trust (“Indenture”). The Indenture grants a lien to the Trustee on substantially all of the tangible assets of Chugach.

The acquisition closed on October 30, 2020. Chugach also entered into a letter agreement regarding the APA with the MOA regarding certain procedural matters related to closing of the acquisition. Additionally, Chugach entered into Amendment No. 4 to the Eklutna Power Purchase Agreement dated September 23, 2020, which modified a clause pertaining to Chugach’s portion of the Eklutna Hydroelectric Project, thereby setting a timeline for the parties to come to an agreement within one (1) year of closing on the acquisition of ML&P. Chugach also entered into a side letter to the Eklutna Power Purchase Agreement with the MOA, effective October 30, 2020, addressing the terms and conditions of the interim period between the effective acquisition date of ML&P by Chugach and the effective date of the MEA Eklutna Power Purchase Agreement between the MOA and MEA.

3.        GASB TO FASB PRESENTATION

The financial statements of ML&P,  as a wholly owned enterprise fund of the MOA, were prepared and presented in accordance with GAAP. ML&P applied all applicable provisions of the Governmental Accounting Standards Board (“GASB”) which has authority for setting accounting standards for governmental entities. The application of GASB standards may result in presentations of certain items in these financial statements that differ from another entity, which applies the

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

provisions of a different standard setting body, such as the Financial Accounting Standards Board (“FASB”), or the SEC.

ML&P meets the criteria, and accordingly follows the accounting and reporting requirements applicable to regulated operations. ML&P’s rates are regulated by the RCA and as a result, certain presentations may differ from those of a non-regulated entity. The accounting records of ML&P conform to the Uniform System of Accounts prescribed by the Federal Energy Regulatory Commission (“FERC”), as prescribed by the RCA.

Certain GASB to FASB Presentation Adjustments

a.	Pension and Other Postemployment Benefits

ML&P participates in the Alaska Public Employees’ Retirement System (“PERS”) Pension and Other Postemployment Benefits (“OPEB”) Plans. (“the Plans”). PERS is a cost-sharing multiple employer plan which covers eligible state and local government employees. The Plans were established and are administered by the State of Alaska. Benefit and contribution provisions are established by State law and may be amended only by the State Legislature.

To reflect FASB presentation of pension liabilities, deferred outflows related to pensions, of $645,196, included in other long-term assets, and deferred inflows related to pensions, of $932,259, included in deferred inflows of resources, was reclassified to other non-current liabilities on the condensed consolidated pro forma balance sheet. The net effect of this adjustment is an increase of $287,063.

b.	Contributions in Aid of Construction (“CIAC”)

ML&P reports both contributed and non-contributed plant assets on its Statements of Net Position as Plant in Service. Funds received as contributions from others for construction and acquisition of those assets is reported as deferred inflows of resources on the Statements of Net Position.

To reflect FASB presentation, CIAC, of $169,199,321, included in deferred inflows of resources, was reclassified to net utility plant on the condensed consolidated pro forma balance sheet.

c.	Restricted Assets

ML&P reports as current restricted assets amounts required to discharge current restricted liabilities. Among those current restricted liabilities are customer deposits.

To reflect FASB presentation, restricted equity in general cash associated with customer deposits was reclassified to cash and cash equivalents on the condensed consolidated pro forma balance sheet.

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

d.	Other Financing Uses – Transfers to Other Funds

ML&P reports revenue distributions to the municipal general government and certain other transactions with other funds of the MOA as Transfers to Other Funds.

To reflect FASB presentation, transfers to/from other funds, of $190,311, and Municipal Utility Service Assessment (“MUSA”), of $7,454,377, was reclassified to administrative, general and other on the condensed consolidated pro forma statements of operations.

e.	Non-Operating Revenues and Expense

ML&P reports as non-operating revenues those revenues that are earned outside of the normal course of business operating an electric utility. Those include federal Build American Bonds interest subsidies, investment income, pension and OPEB contributions from the state on behalf of ML&P and gain on disposal of assets. ML&P reports certain expenses incurred outside the normal course of business operating an electric utility as non-operating expenses. These include interest expenses, allowance for funds used during construction, amortization of other assets and loss on disposal of property.

To reflect FASB presentation of unamortized debt expense of $1,161,368 and deferred loss on refunding of $645,196 included in other long-term assets was reclassified to unamortized debt issuance costs on the condensed consolidated pro forma balance sheet.

To reflect FASB presentation, the loss on disposal of property, of $458,782, was reclassified from nonoperating margins to administrative, general and other on the condensed consolidated pro forma statements of operations.

To reflect FASB presentation, the amortization of other assets associated with debt issuance costs, of $23,756, and the interest subsidy on Build America Bonds, of $1,837,166, was reclassified from nonoperating margins to interest expense, net, on the condensed consolidated pro forma statements of operations.

f.	Asset Retirement Obligation

As a rate regulated utility using the FERC chart of accounts, ML&P has adopted the common utility practice of group depreciation and composite depreciation. Under these methods, when utility plant is retired before or after the average service life of the group is reached, the resulting gain or loss is included in the accumulated depreciation account. The cost of the asset less the salvage value plus the cost of removal of the asset are recorded in the accumulated depreciation account upon retirement. Every five years ML&P commissions a depreciation study and has its depreciation rate approved by the RCA. Those rates typically include an estimated cost of removal for some asset classes. Plant assets are properly reported at cost less approved accumulated depreciation on its Statements of Net Position. This treatment is well accepted utility practice and approved regulatory GAAP by many regulatory commissions, including the RCA, and is in accordance with the FERC Definition 10 in 18 Code of Federal Regulations (“CFR”) Part 101 and further confirmed in Docket No. RM02-7-000, Order No. 631, issued April 9, 2002, “Accounting, Financial Reporting and Rate Filing Requirements for Asset Retirement Obligations”. ML&P does

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

not record an imputed asset retirement obligation for any asset if it is not required by law to do so.

To reflect FASB presentation of the cost of removal obligation associated with ML&P’s electric plant as a liability reclassified from accumulated depreciation included in net utility plant on the condensed consolidated pro forma balance sheet. This adjustment is a preliminary estimate due to the limited availability of information.

g.Future Natural Gas Purchases

To reflect FASB presentation,  future natural gas purchases of $18,870,840, included in deferred inflows of resources, was reclassified to deferred credits.

h.Operating and Financing Leases

At this time, we have not identified any operating or financing leases.

4.        ACQUISITION PRO FORMA ADJUSTMENTS

The pro forma adjustments, excluding the GASB to FASB presentation adjustments disclosed in note 3 above, to the unaudited condensed combined pro forma financial statements consist of the following:

a.	Reflects net utility plant associated with the Ekutna Hydroelectric Project, which was not acquired in the acquisition.

b.Reflects elimination of restricted cash accounts associated with ML&P’s debt not acquired in the acquisition.

c.Reflects elimination of ML&P’s cash and cash equivalents retained by the MOA at acquisition.

d.Reflects cash received from issuance of 2020 First Mortgage Bonds used to finance the acquisition, less principal and interest payable on the 2020 First Mortgage Bonds within nine months, the purchase price of $749,038,891,  and $3.6 million of debt issuance costs paid at closing, plus a working capital adjustment of approximately $3.6 million.

e.Reflects elimination of ML&P debt and debt issuance costs not assumed in the acquisition.

f. Reflects the 2020 First Mortgage Bonds, less a principal payment of $9.0 million and reclassification of $18.0 million in principal to current portion of long-term obligations.

g.Reflects elimination of ML&P accrued interest and addition of three months accrued interest on the 2020 First Mortgage Bonds, less a principal payment of $9.0 million.

h.Reflects the elimination of ML&P equity not acquired in the acquisition.

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

i.Reflects the elimination of ML&P net pension liability not assumed in the acquisition.

j.Reflects the $36.0 million rate reduction asset and liability pursuant to conditions of the acquisition, reduced by $9.0 million for nine months of rate reductions.

k.Reflects the assignable margins attributable to nine months of ML&P operations and acquisition costs from the unaudited pro forma condensed consolidated statements of operations.

l.Reflects recognition of the $42.4 million regulatory asset recorded at closing representing the purchase price exceeding the net book value of the assets acquired that will be recovered in rates subsequent to 2022 and nine months amortization of the $19.0 million regulatory asset related to acquisition and integration costs recovered in rates through 2022 per RCA order.

m.Reflects $3.6 million of debt issuance costs incurred at closing less nine months of amortization.

n.Reflects the elimination of interest, interest subsidies and amortization of debt issuance costs associated with ML&P’s long-term debt prior to acquisition.

o.Reflects the nine months of interest associated with the 2020 First Mortgage Bonds issued to acquire ML&P and finance associated acquisition and integration costs, as well as nine months amortization of debt issuance costs associated with these bonds.

p.Reflects the elimination of MUSA and recognition of PILT for nine months.

q.Reflects the elimination of depreciation expense associated with the Ekltuna Hydroelectric Project not acquired in the acquisition.

r.Reflects nine months of costs associated with the Eklutna Power Purchase Agreement.

s.Reflects nine months amortization of $19.0 million regulatory asset associated with acquisition and integration costs and discussed in note 4l above.